SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2019

DISCOVERY GOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 000-54709	27-2616571 (I.R.S. Employer Identification Number)

1000 2nd Avenue, Suite 3900, Seattle, WA 98104

(Address of Principal Executive Offices and Zip Code)

(425) 830-1192

(Issuer's telephone number)

2255 Sheridan Boulevard, Unite C-208 Edgewater, Colorado 80214

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)(1) On July 16, 2019, the Board of Directors met and unanimously approved a resolution recommending an amendment to the Registrant’s articles of incorporation to change the name of the Registrant to GRN Holdings Corporation, and to file a Corporate Action Notification Form with FINRA to formally change the Registrant’s name and trading symbol. The Board of Directors thereafter called for and convened a special meeting of the stockholders. On July 16, 2019, stockholders beneficially owning a majority of the shares eligible to vote consented to the amendment of the Registrant’s articles of incorporation to change its name to GRN Holdings Corporation, and authorized the filing of a Corporate Action Notification Form with FINRA to formally change the Registrant’s name and trading symbol.

As of the date of this filing, the Registrant has not filed either a formal amendment to its articles with the Nevada Secretary of State, or a Corporate Action Notification Form with FINRA. After the Registrant submits the formal amendment of its articles of incorporation to the Nevada Secretary of State, the Registrant will amend this Form 8-K to include file a complete copy of the articles as amended, in compliance with 17 CFR 229.601(b)(3).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated July 22, 2019

DISCOVERY GOLD CORPORATION

By: /s/ Justin Costello

Justin Costello

Chief Executive Officer

(Principal Executive Officer)